Exhibit 31.1

Certification of Chief Executive Officer

I, Suren Ajjarapu, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2020, of TRxADE HEALTH, INC., formerly Trxade Group, Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 10, 2021

/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer (Principal Executive Officer)